EXHIBIT 4.1

CONTROL No.______________                      Number of Rights _______________

      VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                     NEW YORK CITY TIME ON JUNE , 2002

                          RARE MEDIUM GROUP, INC.
                    SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

As the registered owner of this Subscription Certificate, you are the owner of the number of Rights shown above. Each Right entitles you to subscribe for one share of common stock, par value $.01 per share, of Rare Medium Group, Inc. (the "Basic Subscription Right"). You may subscribe for such shares at the Subscription Price of $ per share. If you subscribe for all of the shares available pursuant to the Basic Subscription Right, you are also entitled to purchase an unlimited number of additional shares at the Subscription Price (subject to proration)(the "Over-subscription Privilege"). The other terms and conditions of these Subscription Rights are set forth in the enclosed Prospectus.

You have been issued one Right per share of common stock that you held on May , 2002.


                THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE

The Rights are non-transferable.

You have four choices:

         1. You can subscribe for all of the new shares listed at the top of the page (the "Basic Subscription Right").

         2. You can subscribe for more than the number of new shares listed above (the "Over-subscription Privilege"). Shares may be available to you subject to an allocation process as described in the Prospectus.

         3. You can subscribe for less than the number of new shares listed above and allow the rest of your Rights to expire; or

         4. If you do not want to purchase any additional shares, you can disregard this material.

TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES.

ATTEST:                                              RARE MEDIUM GROUP, INC.

By: /s/                                              By:  /s/



                                                       Control No.
                                                       Account No.
                                                       No. of Rights:
                                                       CUSIP No.: 75382N109



               DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

    BY MAIL:                   BY HAND:               BY OVERNIGHT COURIER:




           Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

         Delivery by facsimile will not constitute valid delivery.


              PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
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IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION RIGHT OR A
PORTION THEREOF:

         I apply for _____________ shares x $     =      $___________
                  (No. of new shares)                    (Amount Enclosed)

IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE:

         I apply for _____________ shares x $     =      $___________
                  (No. of new shares)                 (Amount Enclosed)
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
         TO SUBSCRIBE.  I acknowledge that I have received the        IMPORTANT:   The Signature(s) must correspond in every
Prospectus for this offer and I hereby irrevocably subscribe for                   particular, without alteration, with the name(s)
the number of shares indicated above on the terms and conditions                   as printed on the reverse of this Subscription
specified in the Prospectus.  I hereby agree that if I fail to pay                 Certificate.
for the shares of common stock for which I have subscribed, the
Company may exercise its legal remedies against me.                   Your Signature must be guaranteed by: (a) a commercial bank
__________________________________________________                    or trust company, (b) a member firm of a domestic stock
__________________________________________________                    exchange, or (c) a credit union.
                   Signature(s) of Subscriber(s)
                                                                      Signature Guaranteed: ______________________________________
Please give your telephone number:                                                                        (Name of Bank or Firm)
(        )                                                            By: ________________________________________________________
_____________________________________________________                                      (Signature of Officer)

____________________________________________________

____________________________________________________
Address for delivery of shares if other than shown on front.


YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN THAT SHOWN ON THE FRONT OF THIS CERTIFICATE.
If permanent change of address, check here |_|
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FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE
PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.